Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

August 11, 2008

CONSENT OF ACCOUNTANT

Board of Directors
Media Sentiment, Inc.
San Francisco, California

To Whom It May Concern:

Maddox Ungar Silberstein, PLLC hereby consents to the use in the Form S-1/A Amendment No. 8, Registration Statement under the Securities Act of 1933, filed by Media Sentiment, Inc. of our report dated March 13, 2008, relating to the financial statements of Media Sentiment, Inc., a Nevada Corporation, for the period ending December 31, 2007.

Sincerely,

/s/ Maddox Ungar Silberstein, PLLC
Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC